Exhibit 10.24.3

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 29, 2008 but effective as of as of December 31, 2007, by and among TARGANTA THERAPEUTICS CORPORATION, a Delaware corporation (“Borrower”), GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), individually as a Lender (“GE”), and as administrative agent (“Administrative Agent”), OXFORD FINANCE CORPORATION, a Delaware corporation, as a Lender (“Oxford”), and BLUECREST VENTURE FINANCE MASTER FUND LIMITED, a Cayman Islands limited company, as assignee of BlueCrest Capital Finance, L.P., as a Lender (“BlueCrest” and collectively with Oxford and GE, the “Lenders”).

RECITALS

A. Administrative Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement dated as of September 24, 2007, and as amended by that certain First Amendment to Credit and Security Agreement dated as of May 22, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.

C. Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement to make certain revisions to the Credit Agreement as more fully set forth herein.

D. Administrative Agent and Lenders have agreed to so amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Credit Agreement.

2. Amendments to Credit Agreement.

2.1 Section 1.1 (Definitions).

(a) The definition of “Permitted Investments” set forth in Section 1.1 is hereby amended by deleting clause (i) and replacing it with the following:

(i) provided no Event of Default has occurred and is continuing or would result from such

Investments, Investments of the Canadian Subsidiaries in or to other Canadian Subsidiaries or a Borrower and Investments (other than investments described in clause (j) below) by a Borrower in the Canadian Subsidiaries (for the sole purpose of paying such Canadian Subsidiary’s operating expenses) not to exceed $7,500,000 in the aggregate in any twelve-month period;

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Financing Document.

3.2 This Amendment shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Financing Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement;

4.3 The organizational documents of Borrower delivered to Lenders on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement do not require any order,

consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Lenders of this Amendment by each party hereto.

7. Attorneys’ Fees and Expenses. Borrowers hereby agree to pay all of Administrative Agent’s and Lenders’ legal fees and expenses in connection with the negotiation and preparation of this Amendment.

8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois.

9. Integration. This Amendment and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, and negotiations between the parties about the subject matter of this Amendment, and the Financing Documents merge into this Amendment and the Financing Documents.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TARGANTA THERAPEUTICS CORPORATION

By:	/s/ George A. Eldridge
Name:	George A. Eldridge
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.)

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Its Duly Authorized Signatory

LENDERS:

GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.)

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Its Duly Authorized Signatory

OXFORD FINANCE CORPORATION

By:	/s/ T. A. Lex
Name:	T. A. Lex
Title:	COO

BLUECREST VENTURE FINANCE MASTER FUND LIMITED
By: BlueCrest Capital Management L.P. (Acting through its general partner BlueCrest Capital Management Limited) in its capacity as investment manager to and for and on behalf of BlueCrest Venture Finance Master Fund Limited

By:	/s/ Paul Dehadray
Name:	Paul Dehadray
Title:	General Counsel